Liberty Oilfield Services Inc. Announces First Quarter 2020 Financial and Operational Results
April 28, 2020
Denver - (Business Wire) - Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today first quarter 2020 financial and operational results.
Summary Results and Highlights
•Revenue of $472 million and net income1 of $2 million, or $0.02 fully diluted income per share, for the quarter ended March 31, 2020
•Adjusted EBITDA2 of $54 million and annualized Adjusted EBITDA per average active fleet of $9 million for the quarter ended March 31, 2020
•Quarterly record for both proppant pumped and stages completed
“Liberty’s first quarter results reflect both operators’ flight to quality service providers and Liberty’s efforts to concentrate more of our capacity with select top-tier players. Revenues grew 19% to $472 million compared to the fourth quarter of 2019, and net income1 was $2 million, or $0.02 per fully diluted share. Adjusted EBITDA2 increased 77% to $54 million sequentially, equating to $9 million annualized Adjusted EBITDA per average active frac fleet. Liberty’s first quarter results exceeded previous quarterly records for number of stages pumped and sand volume pumped, both by double-digit percentage increases. All 24 of our frac fleets were active in the quarter until the mid-March COVID driven reduction in activity began. This performance was driven by strong customer preference for Liberty and outstanding operational execution. We ended the quarter with available liquidity of $259 million. Over the last 12 months, which have been far from boom times in our industry, Liberty delivered a 6% Pre-Tax Return on Capital Employed3, generated significant free cash flow and returned approximately $25 million to our stockholders. Industry conditions had been declining for several quarters even before the COVID pandemic. During these challenging times operators have become even more demanding on service quality, efficiency, safety and technology solutions. All of this plays to Liberty’s favor as evidenced by our first quarter financial results,” commented Chris Wright, Chief Executive Officer.
Current Market
During the first quarter the COVID-19 pandemic emerged and put large downward pressure on the global economy and oil demand. COVID-19, combined with the initial failure of OPEC+ to come to agreement driving oil supply upward beginning in April, led to a historic collapse in global oil prices. The estimated collapse in worldwide demand for oil is now approximately 30 million barrels a day, and oil storage is rapidly reaching capacity. West Texas Intermediate crude oil price has declined approximately 75% since January 2020. In response, OPEC+ has subsequently agreed to substantial production cuts. North American exploration and production companies have announced significant cuts to planned 2020 capital expenditures that has led to a plunging rig count and the most abrupt curtailment of frac activity ever.
Liberty acted swiftly to protect our employees, customers and business. During February 2020 we formed a COVID-19 response team to implement safety procedures and contingency plans at both our customer locations and our facilities to ensure our ability to continue providing safe and efficient services to our customers, while protecting the health of both employees and customers.
We have been proactive in protecting our business during these unprecedented events. We moved quickly to preserve cash and protect our balance sheet and announced strategic actions earlier this month to align our cost structure with demand for frac services. Regrettably, for the first time in the Company’s history we undertook a reduction of our personnel and staffed fleet count by approximately 50%. We also suspended variable compensation plans and our 401(k) match, implemented base salary reductions, executive and director compensation reductions,
1 Net income/loss attributable to controlling and noncontrolling interests.
2 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.
3 Pre-Tax Return on Capital Employed is an operational measure. Please see the supplemental financial information in the table under “Calculation of Pre-Tax Return on Capital Employed” at the end of this earnings release for a calculation of this measure.

operating cost rationalization, reduction of planned 2020 capital expenditures, and suspended our quarterly dividend. Further, we have implemented a company-wide employee furlough plan that flexes our cost structure to align with the uncertain level of frac demand in the coming months.
“The toll on separated and present Liberty employees has been significant. We have been humbled by everyone’s incredible professionalism and understanding of these tough measures, and we are proud to be part of the Liberty family during these troubled times,” commented Chris Wright.
Outlook
Commenting on the outlook, Wright added, “In the next few months, we expect very low frac activity in the oil basins. However, we expect that our balance sheet and Liberty culture will allow us the necessary flexibility to navigate this industry disruption. The team is strongly focused on preserving our culture and our competitive advantages while always delivering superior service to our customers. We are working closely with customers to bring innovative engineering to their completion strategies to maximize their return for each precious investment dollar. Our largest customers are top tier players that we chose to align with because they had strong balance sheets, high quality assets and, most importantly, are managed by great people.
“With the flexible cost structure now in place, Liberty currently projects to be free cash flow positive for the last three quarters of this year, ending the year with a greater cash balance than at the end of the first quarter. While the duration and depth of the oil demand contraction remains uncertain, we are well-positioned to react quickly to a rebound in oil demand, commodity prices, and producer appetite for frac services.”
First Quarter Results
For the first quarter of 2020, revenue increased 19% to $472 million from $398 million in the fourth quarter of 2019.
Net income before income taxes totaled $3 million for the first quarter of 2020 compared to net loss before income taxes of $22 million for the fourth quarter of 2019.
Net income1 (after taxes) totaled $2 million for the first quarter of 2020 compared to net loss1 of $18 million in the fourth quarter of 2019.
Adjusted EBITDA2 increased 77% to $54 million from $30 million in the fourth quarter. Annualized Adjusted EBITDA per average active fleet increased to $9 million in the first quarter compared to $5 million in the fourth quarter. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
Fully diluted income per share was $0.02 for the first quarter of 2020 compared to loss of $0.15 for the fourth quarter of 2019.
Balance Sheet and Liquidity
As of March 31, 2020, Liberty had cash on hand of $57 million, a reduction from fourth quarter levels as working capital increased in line with revenue, and total debt of $106 million, net of deferred financing costs and original issue discount. The term loan requires only a 1% annual amortization of principal, paid quarterly, with no substantial payment due until maturity in September 2022, subject to mandatory prepayments from excess cash flow. There were no borrowings drawn on the ABL credit facility, and total liquidity, including availability under the credit facility, was $259 million.
Stockholder Returns
During the quarter ended March 31, 2020 the Company paid a quarterly cash dividend of $0.05 per share of Class A common stock, or approximately $4.1 million in aggregate to stockholders. Liberty Oilfield Services New HoldCo LLC (Liberty LLC) also paid quarterly distributions of $0.05 per unit, for total dividends and distributions of approximately $5.6 million.

Given an unprecedented global oversupply of oil that has negatively impacted demand for frac services, Liberty has turned its focus to cash conservation and balance sheet protection. On April 2, 2020, the Company announced the suspension of future quarterly dividends until business conditions warrant reinstatement.
Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Wednesday, April 29, 2020. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President, and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join Liberty's call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10137967. The replay will be available until May 6, 2020.
About Liberty
Liberty is an independent provider of hydraulic fracturing services to onshore oil and natural gas exploration and production companies in North America. Liberty was founded in 2011 with a relentless focus on improving tight-oil completions, and an emphasis on customer partnerships and technology to find innovative answers to frac optimization. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.
Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the

SEC on February 27, 2020 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Statement of Income Data:	(amounts in thousands, except for per share and fleet data)
Revenue	$472,344	$397,971	$535,148
Costs of services, excluding depreciation and amortization shown separately	392,716	344,430	429,299
General and administrative	28,613	26,210	22,088
Depreciation and amortization	44,831	44,299	38,387
(Gain) loss on disposal of assets	(102)	1,359	1,223
Total operating expenses	466,058	416,298	490,997
Operating income (loss)	6,286	(18,327)	44,151
Interest expense, net	3,608	3,176	4,182
Net income (loss) before taxes	2,678	(21,503)	39,969
Income tax expense (benefit)	261	(3,095)	6,060
Net income (loss)	2,417	(18,408)	33,909
Less: Net income (loss) attributable to noncontrolling interests	697	(6,260)	15,788
Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders	$1,720	$(12,148)	$18,121
Net income (loss) attributable to Liberty Oilfield Services Inc. stockholders per common share:
Basic	$0.02	$(0.15)	$0.27
Diluted	$0.02	$(0.15)	$0.26
Weighted average common shares outstanding:
Basic	81,651	79,182	67,427
Diluted (1)	114,952	79,182	114,171

Other Financial and Operational Data
Capital expenditures (2)	$32,888	$56,211	$51,108
Adjusted EBITDA (3)	$53,538	$30,171	$84,815
Average Active Fleets (4)	22.8	23.0	22.3
Annualized Adjusted EBITDA per Average Active Fleet (5)	$9,418	$5,204	$15,425

(1)In accordance with U.S. GAAP, diluted weighted average common shares outstanding for the three months ended December 31, 2019, exclude weighted average shares of Class B common stock (32,993), restricted shares (349) and restricted stock units (2,066) outstanding during the period.
(2)Capital expenditures presented above are shown on an as incurred basis, including capital expenditures in accounts payable and accrued liabilities.
(3)Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.
(4)Average Active Fleets is calculated as the daily average of the number of active fleets for the period presented.
(5)Annualized Adjusted EBITDA per Average Active Fleet is calculated as Adjusted EBITDA for the year, or the respective quarter annualized, divided by the Average Active Fleets, as defined above.

Liberty Oilfield Services Inc.
Condensed Consolidated Balance Sheets
(unaudited, amounts in thousands)
	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$56,531	$112,690
Accounts receivable and unbilled revenue	335,625	252,910
Inventories	87,616	88,547
Prepaids and other current assets	38,201	34,827
Total current assets	517,973	488,974
Property and equipment, net	642,871	651,703
Operating and finance lease right-of-use assets	105,666	108,413
Other assets	32,042	34,339
Total assets	$1,298,552	$1,283,429
Liabilities and Equity
Current liabilities:
Accounts payable	$108,136	$117,613
Accrued liabilities	132,747	108,954
Current portion of operating and finance lease liabilities	41,971	39,519
Current portion of long-term debt, net of discount	414	409
Total current liabilities	283,268	266,495
Long-term debt, net of discount	105,625	105,731
Long-term operating and finance lease liabilities	56,707	61,571
Deferred tax liability	28,913	19,659
Payable pursuant to tax receivable agreement	42,586	48,481
Total liabilities	517,099	501,937

Stockholders' equity:
Common Stock	1,126	1,126
Additional paid in capital	413,664	410,596
Retained earnings	140,581	143,105
Total stockholders’ equity	555,371	554,827
Noncontrolling interest	226,082	226,665
Total equity	781,453	781,492
Total liabilities and equity	$1,298,552	$1,283,429

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net (loss) income	$2,417	$(18,408)	$33,909
Depreciation and amortization	44,831	44,299	38,387
Interest expense, net	3,608	3,176	4,182
Income tax (benefit) expense	261	(3,095)	6,060
EBITDA	$51,117	$25,972	$82,538
Fleet start-up costs	—	1,787	1,054
(Gain) loss on disposal of assets	(102)	1,359	1,223
Provision for credit losses	2,523	$1,053	$—
Adjusted EBITDA	$53,538	$30,171	$84,815

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	March 31, 2020
	2020	2019
Net income	$43,372
Add back: Income tax expense	8,253
Pre-tax net income	$51,625
Capital Employed
Total debt, net of discount	$106,039	$106,433
Total equity	781,453	755,482
Total Capital Employed	$887,492	$861,915

Average Capital Employed (1)	$874,704
Pre-Tax Return on Capital Employed (2)	6%

(1)Average Capital Employed is the simple average of Total Capital Employed as of March 31, 2020 and 2019.
(2)Pre-tax Return on Capital Employed is the ratio of pre-tax net income for the twelve months ended March 31, 2020 to Average Capital Employed.